CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.13



                        RESEARCH COLLABORATION AGREEMENT


                                     BETWEEN


           LYNX THERAPEUTICS, INC. AND E.I. DUPONT DE NEMOURS AND CO.


                                OCTOBER 29, 1998

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                        RESEARCH COLLABORATION AGREEMENT



        THIS RESEARCH COLLABORATION AGREEMENT ("Agreement") dated as of October 29, 1998 (the "Effective Date"), is made by and between LYNX THERAPEUTICS, INC. a Delaware corporation ("Lynx"), and E.I. DUPONT DE NEMOURS AND CO., a Delaware corporation ("DuPont"). Lynx and DuPont are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

        WHEREAS, Lynx owns or controls certain technology and intellectual property rights relating to solid phase cloning on beads of genomic DNA or cDNA and analytical applications thereof, such as bead-based library comparisons, signature sequencing on beads and high resolution physical mapping; and

        WHEREAS, DuPont is actively researching, developing and commercializing products for agricultural applications; and

        WHEREAS, the Parties wish to establish a collaboration applying such Lynx technology to the study of certain crop plants, to enable the discovery, development and commercialization of agricultural products applicable to such plants, including without limitation pesticides for the protection of such plant crops as well as other agricultural chemical applications; and

        WHEREAS, in connection with establishing such collaboration DuPont wishes to obtain and Lynx is willing to grant to DuPont certain license rights to Lynx's technology as described more fully herein, under the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings set forth below:

        1.1 "AFFILIATE" shall mean any entity that directly or indirectly Owns, is Owned by or is under common Ownership with, a party to this Agreement, where "Own" or "Ownership" means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable ownership in any other type of entity, provided, however, that if the law of the jurisdiction in which such entity operates does not allow fifty percent (50%) or greater ownership by a party to this Agreement, such ownership interest shall be at least forty percent (40%). For purposes of this Agreement, Pioneer Hi-Bred International Inc. of Des Moines, Iowa, in which DuPont has a twenty percent (20%) ownership interest, shall be considered a DuPont Affiliate.

        1.2 "CO-EXCLUSIVE CROPS" shall mean all varieties, whether known as of the Effective Date or hereafter created, of any of the following: [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.3 "COLLABORATIVE EFFORT" shall mean research and development undertaken jointly in the Field by the parties based upon plans and projects mutually agreed by the Joint Research Committee.

        1.4 "CO-EXCLUSIVE FIELD" shall mean the analysis of genomes and gene expression of Co-Exclusive Crops, for the purpose of developing and commercializing products solely for use in commercial agricultural applications with respect to one or more Co-Exclusive Crops, including but not limited to protection of such Co-Exclusive Crops against pests, improvement of the growth, yield, disease resistance or other characteristics of the Co-Exclusive Crops or for other agricultural purposes and agricultural chemical products relating to the Co-Exclusive Crops.

        1.5 "COLLABORATION TERM" shall mean the period commencing on the Effective Date and continuing until the fifth anniversary of the Effective Date, unless earlier terminated or extended under this Agreement.

        1.6 "CONFIDENTIAL INFORMATION" shall mean, with respect to a Party, any Information disclosed by such Party to the other Party under this Agreement, except as limited by Section 8.2.

        1.7    "[ * ] MAP" shall have the meaning set forth in Section 3.7(a).

        1.8 "CROPS" shall mean the Exclusive Crops, the Co-Exclusive Crops and the Non-Exclusive Crops.

        1.9 "EXCLUSIVE CROPS" shall mean all varieties, whether known as of the Effective Date or hereafter created, of any of the following: [ * ].

        1.10 "EXCLUSIVE FIELD" shall mean the analysis of genomes and gene expression of Exclusive Crops, for the purpose of developing and commercializing products solely for use in commercial agricultural applications with respect to one or more Exclusive Crops, including but not limited to protection of such Exclusive Crops against pests, improvement of the growth, yield, disease resistance or other characteristics of the Exclusive Crops or for other agricultural purposes and agricultural chemical products relating to the Exclusive Crops.

        1.11 "EXPERIMENTS" shall mean those experiments, as further described in Sections 3.2 and 3.3, that are intended to apply the Lynx Technology to commercial research relating to the Crops to enable discovery and development of agricultural products useful for protection of such Crops against pests, improvement of the growth, yield, disease resistance or other characteristics of the Crops of for other agricultural purposes relating to the Crops.

        1.12 "FIELD" shall mean the analysis of genomes and gene expression of plants, or of plant pathogens or plant pests, for the purpose of developing and commercializing Products solely for use in commercial agricultural applications with respect to one or more plants, including but not limited to protection of plants against pests, improvement of the growth, yield, disease resistance or other characteristics of plants or for other agricultural purposes and agricultural chemical products relating to plants.

        1.13   "HRP MAP" shall have the meaning set forth in Section 3.7(c).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        1.14 "INFORMATION" shall mean information, data, know-how, trade secrets, inventions, developments, results, techniques, procedures, knowledge and/or materials.

        1.15 "INSTRUMENT OPTION" shall have the meaning set forth in Section
5.1.

        1.16 "JOINT INTELLECTUAL PROPERTY" shall mean all intellectual property rights including but not limited to patents, patent applications, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights, formulae, and regulatory registrations/approvals which are associated with inventions or advances developed jointly in the Collaborative Effort. Such Joint Intellectual Property shall not include improvements or enhancements of Lynx Technology, or other developments that relate specifically to bead cloning, sorting, signature sequencing, transform sequencing and other technologies included in Lynx Technology.

        1.17 "JOINT RESEARCH COMMITTEE" OR "JRC" shall mean that committee described in Section 2.2 and having the responsibilities set forth in Article 2.

        1.18 "LYNX KNOW-HOW" shall mean the Information comprising the Lynx Technology that (a) is disclosed to DuPont by Lynx under this Agreement; and (b) to which Lynx has the right to grant a license or sublicense as provided herein, but excluding the Lynx Patents and any Information generated or developed in the course of performing the Research.

        1.19 "LYNX INSTRUMENT" shall mean Lynx's proprietary gene sorting and signature sequencing instrument (or instrumentation) having the capabilities generally described on Exhibit A, as such instrument (or instrumentation) is configured for commercial use as of the time DuPont exercises the option set forth in Section 5.1.

        1.20 "LYNX PATENTS" shall mean patents and patent applications that claim inventions related to Lynx Technology or Lynx Know-how. A current list of Lynx Patents is attached as Exhibit B.

        1.21 "LYNX REAGENTS" shall mean Lynx's proprietary reagents, including without limitation beads on which have been cloned polynucleotides, necessary or useful for conducting gene sorting and signature sequencing experiments using the Lynx Instrument. The Lynx Reagents in existence as of the Effective Date are set forth on Exhibit C, which shall be amended from time to time as Lynx Reagents are modified or new Lynx Reagents are developed.

        1.22 "LYNX TECHNOLOGY" shall mean Lynx's proprietary technologies for solid phase cloning on beads of genomic DNA or cDNA and their analytical applications, such as bead-based library comparisons, signature sequencing on beads and high resolution physical mapping, as existing on the Effective Date and as developed or improved by Lynx during the Agreement.

        1.23 "MAP CRITERIA" shall have the meaning set forth in Section 3.7(a).

        1.24 "NON-EXCLUSIVE CROPS" shall mean all varieties, whether known as of the Effective Date or hereafter created of any of the following: [ * ].

        1.25 "PRODUCTS" shall mean seed, grain, grain products, or plant material of Exclusive Crops, Co-Exclusive Crops or Non-Exclusive Crops that embodies or results from a genetic trait affecting composition or crop yield potential. Products shall also include chemical or biological substances or microorganisms that beneficially protect, modify, regulate or control crop growth or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

development when applied to the soil, seed, or plant. Further, Products shall also include raw materials, intermediates, proteins, molecules or chemicals for use in non-agricultural markets including biochemical catalysts (enzymes and microorganisms), chemicals for industrial, pharmaceutical, food and consumer applications, and polymer intermediates, polymers and fibers for applications typical of DuPont's coatings and industrial businesses.

        1.26 "RESEARCH" shall mean the design and performance of Experiments and other services, to be carried out collaboratively by the Parties under this Agreement.

                                    ARTICLE 2

                            COLLABORATION MANAGEMENT

        2.1 OVERVIEW. The Parties intend to manage the collaboration established by this Agreement through a Joint Research Committee, which will be responsible for overseeing the Research to be conducted in the course of the collaboration and for coordinating the activities of the Parties performed in connection therewith. The general description of the JRC's responsibilities contained in this Section 2.1 shall be subject to the specific agreements of the Parties set forth in this Agreement.

        2.2 JOINT RESEARCH COMMITTEE. The JRC shall be comprised of two (2) representatives from each Party, each of whom shall be an executive experienced in a relevant aspect of the subject matter of the Research. The Parties shall designate their representatives to the JRC within 10 days of the Effective Date. Members of the JRC shall serve on such terms as shall be determined by the Party designating such person for membership on the JRC. An alternate member designated by a Party may serve temporarily in the absence of a member designated by such Party. Each Party shall designate one of its representatives as Co-Chair of the JRC. Each Co-Chair will be responsible for the agenda and the minutes of alternating meetings of the JRC. Each Party shall bear its own costs for participating in the JRC. The JRC may form and disband subcommittees with appropriate and equal representation from each Party.

        2.3 MEETINGS OF THE JOINT RESEARCH COMMITTEE. The JRC shall hold meetings at such times and places as shall be determined by a majority of the entire membership of the JRC. Subject to the foregoing, the JRC may conduct meetings in person or by telephone conference or other means of communication, provided however that any decision made during meeting by telephone conference or other remote means (i.e., not in person) shall be confirmed in a writing signed by each member of the JRC. Each Party may invite other personnel of their company to attend meetings of the JRC in a non-voting capacity, subject to the mutual consent of the Parties. The JRC shall keep minutes of the JRC meetings.

        2.4 FUNCTIONS OF THE JOINT RESEARCH COMMITTEE. The JRC shall manage the Research conducted pursuant to the collaboration, as provided in this Section
2.4. The JRC shall:

               (a) Determine the nature and extent of the Experiments to be conducted in the collaboration and the schedule for performing those Experiments;

               (b) Coordinate the design of the Experiments so that the Lynx Technology is utilized effectively to achieve DuPont's Research objectives in the Field;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (c) Evaluate the results of the Experiments and make recommendations for further Experiments or other activity, if appropriate; and

               (d) Perform such other functions appropriate to further the purposes of the collaboration under this Agreement as mutually determined by the Parties.

               (e) Develop and approve technical specifications for each type of analysis that can be done with Lynx Technology that will establish the parameters under which ongoing Experiments will be conducted; and


               (f) Design and schedule Experiments based on proposals by DuPont, that on a reasonable basis provide DuPont with sufficient access to Lynx Technology commensurate with the minimum payments made by DuPont pursuant to
Section 4.2(a).

        2.5 ACTIONS OF THE JOINT RESEARCH COMMITTEE. Actions by the JRC pursuant to this Agreement shall be taken only with the approval of the representatives of both Parties on the JRC. If the JRC fails to reach agreement on a particular matter before it, such issue shall be referred to the designated officers of the Parties identified in Section 10.2. If such designated officers fail to reach a mutually agreeable resolution, either Party may proceed in accordance with
Section 10.3.

        2.6 LIMITATIONS ON JOINT RESEARCH COMMITTEE POWERS. The JRC shall have no power to amend this Agreement and shall only have such powers as are specifically delegated to it under this Agreement.

                                    ARTICLE 3

                             RESEARCH COLLABORATION

        3.1 GENERAL. The Parties will collaborate on Research in the Field intended to provide genetic, genomic and/or gene expression data and other Information useful to the ultimate discovery and development by DuPont of agricultural products applicable to one or more of the Crops. Such Research will utilize Lynx Technology and will be performed by Lynx and DuPont under the terms of this Agreement.

        3.2 DISCLOSURE OF LYNX KNOW-HOW. Promptly following the Effective Date, Lynx shall disclose to DuPont all Lynx Know-how necessary for DuPont to participate in conducting the Research as contemplated by the Parties. DuPont hereby covenants not to use or practice the Lynx Know-how or any patents owned by or licensed to Lynx that contain claims covering the Lynx Technology except as expressly permitted hereunder.

        3.3 EXPERIMENTS. Lynx will perform a series of Experiments which are intended to utilize the Lynx Technology to obtain genetic, genomic or gene expression analysis of the Crops for use in discovery and development by DuPont of commercial agricultural products applicable to one or more of the Crops. Initially, Lynx will perform up to [ * ] Experiments using Crop DNA samples or cDNA libraries provided by DuPont to Lynx at DuPont's expense (the "Initial Experiments"). One purpose of such Initial Experiments will be to familiarize DuPont with the Lynx Technology and its application to the study of the Crops via genetic, genomic or gene expression analysis and to adjust the application of the Lynx Technology to such study to maximize the effectiveness of subsequent Experiments. Another purpose of the initial [ * ] Experiments shall be to establish and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

verify, under the supervision of the JRC, performance standards and controls that can be used in connection with future Experiments for purposes of quality assurance. The JRC shall establish a schedule for completing the design and performance of the Experiments, which schedule shall provide for commencement of the Experiments no later than [ * ], and shall jointly commence, via the JRC and consistent with the established schedule, designing the Experiments. Lynx shall begin performing the Experiments consistent with the established schedule. Unless otherwise agreed by the Parties, or unless DuPont exercises the Instrument Option, Lynx shall perform all Experiments at Lynx's facilities.

        3.4 LYNX CAPACITY. The Parties anticipate that DuPont will request, and that Lynx shall perform, a quantity of experiments each year sufficient to consume the minimum fees paid by DuPont as set forth in Section 4.2(a). The Parties agree that DuPont may request that Lynx perform such additional quantity of experiments as DuPont may require, provided however that Lynx's obligation to perform such additional experiments shall be subject to the availability of sufficient and appropriate personnel and physical resources of Lynx in light of Lynx's commitments to its other collaboration partners and such other obligations as Lynx may have.

        3.5 TECHNOLOGY DEVELOPMENT. The Parties anticipate that, during the course of the collaboration hereunder, Lynx will continue to develop, enhance and expand the Lynx Technology, including improvements to the signature sequencing and genome mapping capabilities of the Lynx Technology. Lynx will bear the cost of such development, enhancement and expansion (provided that it is understood that some of such development, enhancement and expansion work may take place during the conduct of Experiments that are supported, directly or indirectly, by the payments made by DuPont to Lynx hereunder).

        3.6 SIGNATURE SEQUENCING. The Parties agree that some of the work undertaken by Lynx in the collaboration shall be oriented towards improving the signature sequencing techniques and capability of the Lynx Technology so that such techniques may be better applied in Experiments in the Field. The Parties have agreed to a set of technical criteria, which are attached as Exhibit D, for demonstrating that the Lynx Technology signature sequencing capability are sufficiently developed to be useful to DuPont for Experiments in the Field. At such time as Lynx demonstrates, to DuPont's reasonable satisfaction, that the Lynx Technology meets the criteria set forth on Exhibit D, DuPont shall pay Lynx the applicable milestone payment set forth in Section 4.4. Lynx will thereafter perform Experiments comprising signature sequencing analyses on samples of Crops provided by DuPont, as coordinated by the JRC. DuPont will compensate Lynx for such work as set forth in Section 4.2.

        3.7 HIGH RESOLUTION PHYSICAL MAPPING. The Parties agree that some of the work undertaken by Lynx in the collaboration shall be oriented towards improving the high resolution physical mapping techniques and capability of the Lynx Technology. The Parties have agreed to a set of technical criteria, which are attached as Exhibit E, for demonstrating that the Lynx Technology high resolution physical mapping capability are sufficiently developed to be useful to DuPont for Experiments in the Field. At such time as Lynx demonstrates, to DuPont's reasonable satisfaction, that the Lynx Technology meets the criteria set forth on Exhibit E, DuPont shall pay Lynx the applicable milestone payment set forth in Section 4.4. Lynx will thereafter perform Experiments comprising high resolution physical mapping as provided below.

               (a) [ * ] MAP. Upon payment of the milestone payment set forth in
Section 4.4 (the "Mapping Milestone"), the Parties will collaborate, as coordinated by the JRC, to conduct

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Experiments to construct a physical map of the genome of a variety of [ * ] to be selected by DuPont (the "[ * ] Map"). The map shall meet specified criteria, to be determined by the JRC (the "Map Criteria") within 90 days of payment of the Mapping Milestone. Promptly thereafter, Lynx shall commence and use commercially reasonable efforts, subject to Lynx's other business obligations, to construct the [ * ] Map. Upon completion and delivery of the [ * ] Map meeting the Map Criteria, DuPont shall pay Lynx the applicable milestone payment set forth in Section 4.4.

               (b) LICENSING. DuPont shall own the [ * ] Map and shall be free to license rights to such [ * ] Map to any third party, provided however, that Lynx shall be entitled to [ * ].

               (c) OTHER CROP HIGH RESOLUTION PHYSICAL MAPS. Not later than 180 days after completion and delivery of the [ * ] Map, DuPont shall deliver to Lynx a written order for at least one additional high resolution physical map ("HRP Map") of the genome of a single variety of an Exclusive Crop. Such order shall describe in detail the project and the criteria that such HRP Map should meet. Lynx shall promptly thereafter commence and use commercially reasonable efforts, subject to Lynx's other business obligations, to prepare (using Lynx Technology) and deliver to DuPont such HRP Map. DuPont shall pay Lynx for such HRP Map as set forth in Section 4.3. Thereafter, DuPont may from time to time order additional HRP Maps of Crops, under the foregoing terms, provided that at that time of such order Lynx has not previously agreed to construct and deliver an HRP Map of the particular Crop to a third party.

               (d) MAP EXCLUSIVITY. So long as DuPont continues to engage Lynx to construct HRP Maps of any Exclusive Crop, Lynx shall not construct any HRP Maps of such Exclusive Crop for any third party, provided however that Lynx may at all times construct HRP Maps of Co-Exclusive Crops or Non-Exclusive Crops for third parties at Lynx's sole discretion. If at any time after the expiration of 180 days after completion and delivery of the [ * ] Map, Lynx receives a bona fide order for the construction of an HRP Map of an Exclusive Crop for which DuPont does not then have an existing HRP Map on order, Lynx shall notify DuPont in writing of such third party order and DuPont shall have 90 days from the date of such notice (the "Order Period") to place an order for an HRP Map of such Exclusive Crop on the terms set forth herein. If DuPont does not place such an order prior to the expiration of the Order Period, or sooner notifies Lynx in writing that it does not desire to place an order, Lynx shall thereafter be free to accept such third party order and such Crop shall thereafter be a Non-Exclusive Crop with respect to HRP Maps only. With regard to DuPont's right to contract for the delivery of HRP Maps of an Exclusive Crop, Lynx hereby agrees that such opportunities shall be part of a serial process in which only one (1) such HRP Map shall be under construction at any time.

        3.8 COLLABORATION EXCLUSIVITY. In consideration of the sums to be paid to Lynx and the other terms and conditions of this Agreement, the Parties agree that during the Collaboration Term, Lynx will not knowingly utilize the Lynx Technology in the Exclusive Field to collaborate with any third parties and will not knowingly utilize the Lynx Technology in the Co-Exclusive Field to collaborate with more than one third party. Notwithstanding the foregoing, Lynx shall be free to perform subscription gene sequencing, gene expression analysis and related services for third parties, provided that Lynx notifies such third parties that they may not utilize such Lynx services in the Exclusive Field or the Co-Exclusive Field. Nothing in this Section 3.8 shall be construed to limit the provisions of Section 3.7(d) or to restrict Lynx in any way from being able to perform its obligations under any agreement in effect prior to the date of this Agreement, whether or not such performance would otherwise be in violation of this Section 3.8.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    ARTICLE 4

                                  COMPENSATION

        4.1 INITIAL SERVICE FEE. On the Effective Date, DuPont shall make a non-refundable, non-creditable payment of $10 million to Lynx in consideration of performance of the first [ * ] Experiments as described in Section 4.2, below.

        4.2 EXPERIMENT FEES. Lynx shall perform the first [ * ] Experiments at no further cost to DuPont, provided however, that DuPont delivers the Crop DNA samples and cDNA libraries necessary to conduct such Experiments no later than March 31, 1999. Lynx's fees for all Experiments performed in whole or in part after commencement of the first [ * ] Experiments shall be [ * ]. Fees paid under this Section 4.2 shall be in lieu of royalty payments on DuPont products resulting from such Experiments.

               (a) MINIMUMS. On January 15, 1999 DuPont shall pay Lynx the sum of [ * ]. Such amount shall be Lynx's minimum fee for its services in designing and performing Experiments during calendar year 1999, and shall be creditable against Lynx's fees set forth in Section 4.2. Thereafter, DuPont shall pay to Lynx $1 million per calendar quarter for design and performance of additional experiments so long as Lynx shall have completed (based on Experiments designed and scheduled by the JRC and on samples timely provided by DuPont) the performance of the Experiments having an aggregate value of [ * ] as established by the JRC, for the previous quarter. Such amounts shall be Lynx's minimum fee for its services each quarter, and shall be creditable against Lynx's fees set forth in Section 4.2. Fees incurred by DuPont in excess of the minimums set forth in this Section 4.2(a) will be invoiced to DuPont separately, and payment of such fees shall be due within 30 days of the date of invoice.

        4.3 MAP FEES AND CREDITS. For construction of each HRP Map ordered by DuPont under subsection 3.7(c) (i.e., other than the initial [ * ] Map or an HRP Map ordered pursuant to Section 3.7(d)), DuPont shall pay to Lynx a fee equivalent to [ * ]. If Lynx constructs HRP Maps of any Crops using the Lynx Technology for a third party as permitted under Section 3.7(d), Lynx will pay to DuPont [ * ]. If Lynx constructs HRP Maps of any Crops using the Lynx Technology for DuPont pursuant to Section 3.7(d), DuPont shall pay Lynx a fee equivalent to [ * ]. Fees paid under this Section 4.3 shall be in lieu of royalty payments on DuPont products resulting from such HRP Maps.

        4.4 MILESTONES. DuPont shall pay Lynx the following milestone payments within [ * ] after demonstration by Lynx to DuPont of the achievement by Lynx of the relevant milestone:

                MILESTONE EVENT                                       AMOUNT
        Satisfaction by Lynx of                                       $5 million
        signature sequencing criteria
        set forth on Exhibit D

        Satisfaction by Lynx of genome                                [ * ]
        mapping criteria set forth on
        Exhibit E

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   [ * ]
        Completion of [ * ] Map meeting
        Map Criteria

        4.5 PAYMENTS. All amounts paid hereunder shall be made to Lynx in U.S. dollars by bank wire transfer of immediately available funds to such account designated by Lynx. DuPont shall provide notice to the Controller of Lynx at least five (5) days prior to the wire transfer date of the amount of payment, the nature of the payment (with reference to the applicable section of the Agreement) and the date of receipt of good funds. Any payment not made on or before the payment due date shall bear interest to the extent permitted by applicable law, at two percentage points (2%) over the prime rate of interest as reported, from time to time, by Bank of America NT & SA in San Francisco, California, calculated on the number of days such payment is delinquent.

                                    ARTICLE 5

                                INSTRUMENT OPTION

        5.1 INSTRUMENT OPTION. DuPont shall have an option to obtain a Lynx Instrument, under the terms in this Section 5.1, for use solely to perform at DuPont's facility gene sorting and signature sequencing experiments in the Field using the applicable Lynx Technology (the "Instrument Option"). The term of the Instrument Option shall commence on the Effective Date and terminate not later than the first anniversary of the signature sequencing milestone set forth in
Section 3.6. (the "Instrument Option Term"). If DuPont elects to exercise the Instrument Option, it shall do so by (i) notifying Lynx in writing of its election prior to the expiration of the Instrument Option Term and (ii) paying to Lynx the sum of [ * ]. Upon such exercise, DuPont shall have a nonexclusive, royalty-free license (with no right to sublicense) to use the Lynx Instrument and Lynx Reagents to conduct Research in the Field, and DuPont shall be obligated to purchase the Lynx Reagents as set forth below in Section 5.3. Promptly following the delivery and installation of the Lynx Instrument pursuant to Section 5.2, Lynx shall disclose to DuPont all Lynx Know-how applicable to use of the Lynx Instrument and Lynx Reagents. DuPont hereby covenants not to use or practice the Lynx Know-how or any patents owned by or licensed to Lynx that contain claims covering the Lynx Instrument or Lynx Reagents except as expressly licensed hereunder.

        5.2 DELIVERY AND INSTALLATION. Lynx shall deliver and install the then-current version of the Lynx Instrument at DuPont's designated facility within [ * ] of the date of DuPont's notice of exercise of the Instrument Option. Such delivery and installation shall be at Lynx's expense. The Parties acknowledge and agree that the Lynx Instrument contains certain components that are available through vendors other than Lynx. Such components are not included in the purchase price set forth in Section 5.1 and DuPont will be responsible for purchasing such components separately.

        5.3 LYNX REAGENTS. If DuPont exercises the Instrument Option, DuPont shall purchase from Lynx, commencing upon installation of the Lynx Instrument and continuing for so long as DuPont retains the right to use the Lynx Instrument (the "Instrument Term"), all Lynx Reagents necessary to use the Lynx Instrument as permitted hereunder, according to the following terms. The purchase price for all such Lynx Reagents purchased by DuPont hereunder shall be [ * ] (the "Lynx Reagent Price"). DuPont shall purchase at least [ * ] of Lynx Reagents, at the applicable Lynx Reagent Price, per year period during the Instrument Term.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (a) MINIMUMS. DuPont shall purchase a minimum of [ * ] in Lynx Reagents annually, payable in advance in quarterly installments. Upon completion of the installation of the Lynx Instrument at the DuPont facility, DuPont shall pay Lynx the first quarterly installment of [ * ], and shall pay the remaining installments quarterly thereafter. Such amounts shall be creditable against Lynx's Reagent Price for Lynx Reagents ordered by DuPont as set forth in Section
5.3. Lynx Reagents ordered by DuPont in excess of the minimums set forth in this
Section 5.3(a) will be invoiced to DuPont separately at the applicable Lynx Reagent Price, and payment of such fees shall be due within 30 days of the date of invoice pursuant to Section 4.5. All Lynx Reagents shall be ordered and delivered according to Lynx's standard terms and conditions, subject to the above.

        5.4 TERMINATION OF MINIMUM FEE AND CAPACITY OBLIGATIONS. The Parties acknowledge and agree that if DuPont exercises the Instrument Option, DuPont's minimum fee obligation set forth in Section 4.2(a) and Lynx's obligation to maintain sufficient capacity to perform the Experiments set forth in Section 3.3 shall terminate as of the date of DuPont's notice of exercise as set forth in
Section 5.1.

        5.5 TECHNICAL ASSISTANCE. Lynx shall make available to DuPont, upon reasonable notice and during normal business hours, the reasonable assistance of Lynx's employees who are knowledgeable about the Lynx Instrument in order to facilitate DuPont's efforts to perform experiments in the Field, including gene sorting and signature sequencing experiments, using the Lynx Instrument. Lynx shall provide such assistance for a period of 90 days from the date of delivery of the Lynx Instrument to DuPont, and DuPont shall reimburse Lynx for its reasonable out-of-pocket expenses (including without limitation travel, lodging and meals) incurred in providing such technical assistance. DuPont may, at its election and upon written notice to Lynx, extend its right to receive such technical assistance for such additional periods as the Parties may agree. DuPont shall compensate Lynx for such additional technical assistance at a rate equivalent to Lynx's fully burdened cost of providing such technical assistance.

        5.6 OWNERSHIP, MAINTENANCE AND REPAIR. Lynx shall at all times retain full ownership in the entire right, title and interest in and to the Lynx Instrument, subject only to DuPont's limited rights to use such Lynx Instrument as granted herein. DuPont shall at all times use, house, maintain and store the Lynx Instrument in accordance with Lynx's instructions and with all reasonable care, and shall promptly notify Lynx of any malfunction of or damage or wear and tear to the Lynx Instrument. Lynx shall perform periodic maintenance, including necessary repair or replacement, of the Instrument at Lynx's reasonable expense; provided, however, that if any repair or replacement of the Lynx Instrument is necessary due to improper or unauthorized use (including without limitation damage caused by neglect, willful misuse or abuse or improper use) or storage of, or modifications to, the Lynx Instrument, all costs of such repair or replacement, including parts, labor and out-of-pocket expenses incurred by Lynx in making such repair or replacement shall be borne by DuPont. Notwithstanding the foregoing, Lynx will supply replacement flowcells for the Lynx Instrument at cost.

        5.7 FIELD OF USE. DuPont hereby covenants not to use the Lynx Instrument or Lynx Reagents for any purpose outside the Field, and will not permit any division, Affiliate, business unit or subsidiary of DuPont to use the Lynx Instrument or Lynx Reagents for any purpose or use outside the Field and in particular, for any human or animal pharmaceutical or medical purpose or use. The Parties agree that in the event of any material breach by DuPont of the provisions of this Section 5.7, in addition to any other remedies that Lynx may have, DuPont shall assign to Lynx all patents,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

know-how, copyrights and other intellectual property rights derived from DuPont's use of the Lynx Instrument or Lynx Reagents outside the Field.



                                    ARTICLE 6

                              INTELLECTUAL PROPERTY

        6.1 LYNX TECHNOLOGY. Lynx shall own the Lynx Technology and the Lynx Know-how, and except as expressly permitted under this Agreement, DuPont shall have no right to use or otherwise exploit the Lynx Technology or the Lynx Know-how. Lynx shall have no obligation to enforce its intellectual property rights in the Lynx Technology or the Lynx Know-how by initiation of litigation or otherwise.

        6.2 INVENTIONS.

               (a) Any inventions made by DuPont, its agents or employees during the course of the collaboration under this Agreement or the use of the Lynx Instrument that constitute improvements or enhancements to the Lynx Technology ("Improvement Inventions") shall be disclosed to Lynx promptly. Such Improvement Inventions that are patentable or copyrightable shall be assigned to Lynx, and Lynx grants DuPont a non-exclusive, worldwide, royalty-free, perpetual, irrevocable license to use such Improvement Inventions, and any patents or copyrights secured by Lynx based on such Improvement Inventions, for all fields. The foregoing shall not be construed to grant DuPont rights broader than those expressly granted under Articles 3 and 5 of this Agreement. Any non-patentable, non-copyrightable Improvement Inventions shall be the property of DuPont, and Lynx shall have a non-exclusive, worldwide, royalty-free, perpetual, irrevocable license to use such inventions for all fields. Any inventions made by Lynx, its agents or employees during the course of the collaboration that constitute improvements or enhancements to the Lynx Technology shall be owned by Lynx.

               (b) Any Joint Intellectual Property shall be jointly owned by Lynx and DuPont, and each shall have the right to practice such Joint Intellectual Property for all research purposes and the right under such Joint Intellectual Property to make, have made, use and sell Products of Non-Exclusive Crops. Lynx hereby grants to DuPont an exclusive, fully paid up license, with the right to sublicense, under Joint Intellectual Property to make, have made, use, and sell Products of Exclusive Crops and Co-Exclusive Crops.

        6.3 DATA. DuPont shall own all genomic or gene expression data generated by the Research Experiments conducted under this Agreement, and shall have the sole and exclusive right to utilize such data in the Field. DuPont hereby covenants not to use such data for any purpose or use outside the Field, and will not permit any division, Affiliate, business unit or subsidiary of DuPont to use such data for any purpose or use outside the Field and in particular, for any human or animal pharmaceutical or medical purpose or use.

        6.4 INFRINGEMENT OF PATENTS BY THIRD PARTIES.

               (a) NOTIFICATION. DuPont shall promptly notify Lynx in writing of any alleged or threatened infringement of the Lynx Patents of which it becomes aware, and Lynx shall notify

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DuPont of any such infringement due to activities in the Field. DuPont and Lynx shall promptly notify each other of any alleged or threatened infringement of Joint Intellectual Property.

               (b) ACTIONS. Lynx shall have the sole and exclusive right, but not the obligation, to bring, at Lynx 's expense and in its sole control, an appropriate action against any person or entity infringing any Lynx Patent directly or contributorily. DuPont shall have the sole and exclusive right, but not the obligation, to bring, at DuPont's expense and in its sole control, an appropriate action against any person or entity infringing any Joint Intellectual Property in the Field for an Exclusive Crop. The Parties agree to cooperate in taking appropriate action against any person or entity infringing Joint Intellectual Property in the Field for a Co-Exclusive Crop or a Non-Exclusive Crop.

        6.5 INFRINGEMENT OF THIRD PARTY RIGHTS. In the event that any aspect of the Lynx Technology practiced in the course of the collaboration becomes the subject of a third party claim, the Party against which such third party infringement claim is brought shall defend against such claim at its sole expense. Neither Party shall enter into any settlement that affects the other Party's rights or interests without such other Party's written consent, which consent shall not be unreasonably withheld.

                                    ARTICLE 7

                              TERM AND TERMINATION

        7.1 TERM. The term of this Agreement shall commence upon the Effective Date and, unless sooner terminated as provided in this Article 7, expire five
(5) years from the Effective Date. The parties may mutually agree to extend the term of the Agreement.

        7.2 TERMINATION FOR BREACH. Each Party shall have the right to terminate this Agreement and its obligations hereunder for material breach by the other Party, which breach remains uncured for [ * ] after written notice is provided to the breaching Party, or in the case of an obligation to pay amounts owing under this Agreement, which breach remains uncured for [ * ] after written notice to the breaching Party unless there exists a bona fide dispute as to whether such payments are owing. Notwithstanding any termination under this
Section 7.2, any obligation to pay amounts which had accrued or become payable as of the date of termination shall survive termination of this Agreement.

        7.3 VOLUNTARY TERMINATION BY DUPONT. At the end of three (3) years from the Effective Date, DuPont shall have three options with regard to operation under the Agreement:

        (a) it may continue Lynx services and Experiments for the two (2) remaining years of the term of the Agreement at the costs as specified under the Agreement,

        (b) it may terminate the Experiments and the Agreement (thereby effecting an early termination of the Collaboration Term) with no further obligation by DuPont to make any payments other than those that have accrued or become payable prior to termination, or

        (c) it may terminate the Experiments but maintain exclusivity with respect to the Exclusive Crops and the Co-Exclusive Crops as provided for in Section 3.8 for the two (2) remaining years of the Collaboration Term at a reduced payment equal to the minimum payments indicated in Section 4.2(a).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        7.4 TERMINATION FOR CHANGE OF CONTROL. This Agreement may be terminated by either Party upon a significant change in majority ownership of the other Party.

        7.5 INSOLVENCY OF A PARTY. Should any Party (1) become insolvent or unable to pay its debts as they mature, or (2) make an assignment for the benefit of creditors, or (3) permit or procure the appointment of a receiver for its assets, or (4) become the subject of a bankruptcy, insolvency or similar proceeding, then the solvent Party may at any time thereafter on written notice to the insolvent Party, effective forthwith, cancel this Agreement. Further, each Party must inform the other by thirty (30) days written notice in advance of its intention to tile a voluntary petition in bankruptcy or of another's intention to file an involuntary petition in bankruptcy. A Party's failure to provide such written notice shall be deemed a material, pre-petition incurable breach of this Agreement.

        7.6 EFFECT OF TERMINATION. Upon termination of this Agreement, all licenses granted to DuPont under Articles 3 and 5 shall terminate and, if the Instrument Option has been exercised, DuPont shall cooperate with Lynx in all respects to effect the prompt and efficient return to Lynx of the Lynx Instrument. DuPont shall bear the cost of returning the Lynx Instrument to Lynx unless this Agreement is terminated by DuPont under Section 7.2.

        7.7 SURVIVAL. Articles 6, 8 ad 10 of this Agreement shall survive termination of this Agreement for any reason (subject to any subsequent dates of termination referred to in such individual Articles).

                                    ARTICLE 8

                                 CONFIDENTIALITY

        8.1 CONFIDENTIAL INFORMATION; EXCEPTIONS. Each Party will maintain all Confidential Information received by it under this Agreement in trust and confidence and will not disclose any such Confidential Information to any third party or use any such Confidential Information for any purposes other than those necessary or permitted for performance under this Agreement. Each Party may use the other's Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. No Confidential Information shall be disclosed to any employee, agent, consultant, Affiliate, or sublicensee who does not have a need for such information. To the extent that disclosure is authorized by this Agreement, the disclosing Party will obtain prior agreement from its employees, agents, consultants, Affiliates or sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect its own Confidential Information of a similar nature to ensure that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of such Confidential Information, but no less than reasonable care. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. Neither Party will publicly disclose the terms of this Agreement except as permitted in
Section 8.3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.2    Confidential Information shall not include any information which:

               (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party in breach hereof, generally known or available;

               (b) is known by the receiving Party at the time of receiving such information, as evidenced by its written records;

               (c) is hereafter furnished to the receiving Party by a third party, as a matter of right and without restriction on disclosure;

               (d) is independently developed by the receiving Party without any breach of this Agreement; or

               (e) is the subject of a written permission to disclose provided by the disclosing Party.

        8.3 AUTHORIZED DISCLOSURE. Notwithstanding the foregoing, either Party may disclose the material financial terms of the Agreement to bona fide potential corporate partners, to the extent required or contemplated by this Agreement, and to financial underwriters, prospective investors and other Parties with a need to know such information. All such disclosures shall be made only under an obligation of confidentiality.

        8.4 EXCEPTIONS. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information if such disclosure:

               (a) is in response to a valid order of a court or other governmental body of the United States or a foreign country, or any political subdivision thereof; provided, however, that the responding Party shall first have given notice to the other Party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued;

               (b) is otherwise required by law or regulation, including SEC related documents;

               (c) is necessary to enforce a Party's rights under this Agreement; or

               (d) is otherwise necessary to file or prosecute patent applications, prosecute or defend litigation or comply with applicable governmental regulations or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

        8.5 RETURN OF CONFIDENTIAL INFORMATION. In the event this Agreement is terminated, DuPont shall use diligent efforts (including without limitation a diligent search of files and computer storage devices) to return all Confidential Information received by it from Lynx, provided, however, that DuPont may keep one copy of such Confidential Information for legal archival purposes. Access to the copy so retained by DuPont's legal department shall be restricted to counsel and such Confidential Information shall not be used except in the resolution of any claims or disputes arising out of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.6 PUBLICATIONS. Except as required by law, neither Party shall publish or present, or cause to be published or presented, the results of the Research without the opportunity for prior review by the other Party. Each Party shall provide to the other the opportunity to review any proposed abstracts, manuscripts or presentations which relate to the Research at least thirty (30) days prior to their intended submission for publication and such submitting Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given a reasonable period of time to seek patent protection for any material in such publication or presentation that it believes is patentable. Notwithstanding the foregoing, neither Party shall publish or present or cause to be published or presented, the Confidential Information of the other Party.

                                    ARTICLE 9

                         REPRESENTATIONS AND WARRANTIES

        9.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants:

               (a) CORPORATE POWER. Such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

               (b) DUE AUTHORIZATION. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

               (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

        9.2 NO OTHER REPRESENTATIONS. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS ARTICLE 10 ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 10

                      DISPUTE RESOLUTION AND GOVERNING LAW

        10.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 11 if and when a dispute arises under this Agreement.

        10.2 INITIAL PROCEDURE. In the event of disputes between the Parties, including disputes among the members of the JRC which such committee is unable to resolve, a Party seeking to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

resolve such dispute will, by written notice to the other, have such dispute referred to their respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within fourteen
(14) days after such notice is received. Said designated officers are as follows:

                      For Lynx:             Chief Executive Officer

                      For DuPont:           Vice President for Global Research
                                            Agricultural Products

               In the event the designated executive officers are not able to resolve such dispute, either Party may at any time after the 14 day period invoke the provisions of Section 10.3 hereinafter.

        10.3 ALTERNATIVE DISPUTE RESOLUTION. Following settlement efforts pursuant to Section 10.2, any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement under Section 7.2, other than disputes which are expressly prohibited herein from being resolved by this mechanism, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

               (a) ADR REQUEST. If a Party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR Request") to counsel for the other Party informing such other Party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Section 7.2 as to which Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

               (b) ADDITIONAL ISSUES. Within ten (10) business days after the receipt of the ADR Request, the other Party may, by written notice to the counsel for the Party initiating ADR, add additional issues to be resolved.

               (c) NO ADR OF PATENT ISSUES. Disputes regarding the scope, validity and enforceability of patents shall not be subject to this Article 11.3, and shall be submitted to a court of competent jurisdiction.

        10.4 ARBITRATION PROCEDURE. The ADR shall be conducted pursuant to the JAMS/ENDISPUTE Rules then in effect, except that notwithstanding those rules, the following provisions shall apply to the ADR hereunder:

               (a) ARBITRATOR. The arbitration shall be conducted by a panel of three arbitrators (the "Panel"). The Panel shall be selected from a pool of retired independent federal judges to be presented to the Parties by JAMS/ENDISPUTE. Neither Party shall have any ex parte contact with the Panel members.

               (b) PROCEEDINGS. The time periods set forth in the JAMS/ENDISPUTE rules shall be followed, unless a Party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. In such case, the Panel may extend such time tables, but in no event shall the time tables being extended so that the ADR proceeding extends more than 18 months from its beginning to the Award. In regard to such time

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

tables, the Parties (i) acknowledge that the issues that may arise in any dispute involving this Agreement may involve a number of complex matters and
(ii) confirm their intention that each Party will have the opportunity to conduct complete discovery with respect to all material issues involved in a dispute within the framework provided above. Within such time frames, each Party shall have the right to conduct discovery in accordance with the Federal Rules of Civil Procedure. The Panel shall not award punitive damages to either Party and the Parties shall be deemed to have waived any right to such damages. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 10.3(b) shall be governed by the Federal Arbitration Act. The Panel shall apply the Federal Rules of Evidence to the hearing. The proceeding shall take place in the City of San Francisco. The fees of the Panels and JAMS/ENDISPUTE shall be paid by the losing Party, which shall be designated by the Panel. If the Panel is unable to designate a losing Party, it shall so state and the fees shall be split equally between the Parties.

               (c) AWARD. The Panel is empowered to award any remedy allowed by law, including money damages, multiple damages, prejudgment interest and attorneys' fee, and to grant final, complete, interim, or interlocutory relief, including injunctive relief but excluding punitive damages.

               (d) COSTS. Except as set forth in Section 10.4(b), above, each Party shall bear its own legal fees. The Panel shall assess its costs, fees and expenses against the Party losing the ADR unless it believes that neither Party is the clear loser, in which case the Panel shall divide such fees, costs and expenses according to the Panel's sole discretion.

               (e) CONFIDENTIALITY. The ADR proceeding shall be confidential and the Panel shall issue appropriate protective orders to safeguard each Party's Confidential Information. Except as required by law, no Party shall make (or instruct the Panel to make) any public announcement with respect to the proceedings or decision of the Panel without prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the Parties and the Panel, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

        10.5 JUDICIAL ENFORCEMENT. The Parties agree that judgment on any arbitral award issued pursuant to this Article 14 shall be entered in the United States District Court for the Northern District of California or, in the event such court does not have subject matter jurisdiction over the dispute in question, such judgment shall be entered in the Superior Court of the State of California, in the County of San Mateo.

        10.6 GOVERNING LAW. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as such laws are applied to contract entered into and to be performed within such state.

                                   ARTICLE 11

                                  MISCELLANEOUS

        11.1 AGENCY. Neither Party is, nor will be deemed to be, an employee, agent or legal representative of the other Party for any purpose. Neither Party will be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor will a Party be entitled to pledge the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

credit of the other Party in any way or hold itself out as having authority to do so. This Agreement is an arm's-length research and license agreement between the Parties and shall not constitute or be construed as a joint venture.

        11.2 ASSIGNMENT. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in part or in whole by any Party without the prior written consent of the other; provided, however, that either Party may assign this Agreement to any of its Affiliates or to any successor by merger or sale of all or substantially all of its business assets to which this Agreement relates in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party herein will be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this Section 11.2 will be void.

        11.3 AMENDMENT. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed by both Parties.

        11.4 NOTICES. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing unless otherwise specified and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or three (3) days after mailing by registered or certified mail, postage paid, to the other Party at the following address:

               In the case of Lynx :

               President
               Lynx Therapeutics, Inc.
               3832 Bay Center Place
               Hayward, CA  94545


               In the case of DuPont:

               Vice President
               Global Research & Development
               DuPont Agricultural Enterprise
               E. I. duPont de Nemours and Company
               Barley Mill Plaza 38-1210
               P. O. Box 80038
               Wilmington, DE  19880-0038


        Either Party may change its address for communications by a notice to the other Party in accordance with this Section 11.4.

        11.5 FORCE MAJEURE. Any prevention, delay or interruption of performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

earthquake, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of prevention, delay, or interruption caused by the occurrence.

        11.6 EXPORT CONTROL. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Lynx or DuPont from time to time. Each Party agrees that it will comply with all applicable export laws and regulations in connection with its activities under this Agreement.

        11.7 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted, to achieve the intent of the Parties to this Agreement to the extent possible rather than voided. If not capable of such interpretation, the Parties shall in good faith seek to agree on an alternative provision reflecting the intent of the Parties which is enforceable. In any event, all other terms, conditions and provision of this Agreement shall be deemed valid and enforceable to the full extent.

        11.8 CUMULATIVE RIGHTS. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

        11.9 WAIVER. No waiver by either Party hereto on any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

        11.10 FURTHER ASSURANCES. Each Party agrees to execute acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        11.12 ENTIRE AGREEMENT. This Agreement and all Exhibits referred to herein embody the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their respective officers hereunto duly authorized.

LYNX THERAPEUTICS, INC.                           E.I. DUPONT DE NEMOURS AND CO.



By: /s/ Sam Eletr                             By: /s/ William E. Kirk
    ------------------------------------          ------------------------------

Its: Chief Executive Officer                   Its: Senior Vice President
     ------------------------------------           ----------------------------

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT A

                                   INSTRUMENT


COMMERCIAL EQUIPMENT PARTNER WOULD HAVE TO BUY

1.     PCR STEP                        MJ Research DNA Engine (Thermal Cycler)

2.     HYBRIDIZATION/LOADING           Eppendorf Thermomixer (96 well Vortexer)

3.     SORTING                         Cytomation MoFlo (Facs sorter)

4.     FLOW CELL LOADING               Nikon TMS Inverted Microscope
                                       Sonicating/Heating Water Bath

5.     COMPUTER FOR DATA ANALYSIS      Sun Ultra 5 Workstation
                                       (With approx. 300 Gbytes mass storage)

                                       Internal Network
                                       (Connects sequencer computer to data
                                       analysis computer)

EQUIPMENT SUPPLIED BY LYNX

1.     FLOWCELL LOADING                Bead Injection Apparatus
       (Installing the cloned beads    Pressure Driven Bead Delivery Apparatus
       into the reaction/imaging       Pressure Pulsing Apparatus
       vessel)

2.     SEQUENCING INSTRUMENT

The sequencer consists of the following modules:

                                       Flow Cells for Bead Arrays
                                       Optical/Imaging System
                                       Fluid Delivery System
                                       Control/ Monitoring System
                                       Data Collection and Analysis Software

A discussion of each module follows:

OPTICAL/IMAGING SYSTEM
The optical/imaging system is comprised of a modified Olympus B_MAX 60 confocal fluorescent microscope, 75 watt xenon arc lamp, appropriate emission and excitation filters and filter wheels, a Photometrics 6 million pixel CCD camera, a precision X/Y/Z stage, and the flowcell optical/fluid mounting platform.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   INSTRUMENT


2.     SEQUENCING INSTRUMENT (CONTINUED):

The flowcell is mounted to a leveled, light-tight, precision temperature-controlled (between 10 and 90 degrees C, +/- 0.5 degrees) platform. The platform is mounted to the stage, which provides the "tiling" function. A tile is an image of the bead bed containing approximately 50 thousand beads. It is therefore necessary to image 20 tiles to cover a complete 1 million bead library. Each tile consists of an "address" and "fluorescent" image. The address locates the bead for the entire run. In this way, the integrity of each unique bead's sequence is maintained. The fluorescent image is where the actual sequence data is collected. This is accomplished by automating and timing filter wheel position, stage position, focus, shutters and CCD camera imaging and data flow.

FLUID DELIVERY SYSTEM

The fluid delivery system is comprised of a 30 well reagent tray, reagent cooler, buffer vessels, zero dead volume valves with "sippers" for each reagent, a precision ultra low flowrate syringe pump, and fluid direction valves.

The various enzymes, buffers, and enco-adaptor TM probes are stored in the reagent tray at 4 degrees C. Each reagent has its own dedicated sipper. (This eliminates cross contamination). A reagent delivery is made by opening the appropriate valve, aspirating the desired volume, closing the valve, and dispensing to the flowcell (mounted in the optical platform) at the desired flowrate. The flowrate is adjustable between 1 and 3 microliters per minute, is positive displacement, and therefore impervious to backpressure differential.

Typical reagent flow times are between 5 and 30 minutes. The reaction temperature is controlled by a Peltier device which is spring loaded under the flowcell in the optical platform.

CONTROL/MONITORING SYSTEM

The control/monitoring system is comprised of all the various power supplies, control electronics, transducers, and embedded Pentium computer, running the instrument control software.

The instrument is fully automated, and once the reagents and flowcell have been installed, will run unattended. Monitoring vital parameters such as fluorescent lamp function, vacuum, pressure supply, ambient/reagent/ flowcell temperature, and flowcell backpressure allows the instrument to self diagnose problems, and shut down if any problem is deemed to be "fatal," to save reagents and the sample.

DATA COLLECTION SYSTEM

The data collection system is a Sun Microsystems Sparc 5. This is the "heart" of the instrument. All of the main control, data collection and user interface software resides here. This computer directs the embedded controller, imaging system, data handling and networking to the data analysis computers.

All user interaction (control, monitoring, alarms, etc.) is accomplished through a friendly graphical user interface.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT B

                                  LYNX PATENTS
                                      [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C

                                    REAGENTS


LYNX-SUPPLIED REAGENTS

1.      COMBI-TAGGED BEADS

2.      PLASMIDS                      Combi-tagged cDNA cloning vectors
                                      Encoded cDNA cloning vectors

3.      OLIGONUCLEOTIDES              Biotin-BsmBI-oligo(dT)
                                      PCR F Biotin
                                      PCR R FAM
                                      Enco-adaptor mix of [ * ]
                                      [ * ] probes


COMMERCIAL REAGENTS PARTNER WOULD HAVE TO BUY

                                                                Enzymes       Concentration
1.      CLONETEC                      Klentaq polymerase          8421-1        1 unit/u1

2.      NEB                           BSmBI                       #580          10 units/u1
                                      Pac I                       #547          10 units/u1
                                      T4 DNA polymerase           #203          10 units/u1
                                      DpnII                       #543          10 units/u1
                                      T4 DNA Ligase               #202          400 units/u1
                                      Bbv I                       #173          10 units/u1
                                      Alkaline phosphatase        #290          10 units/u1
                                      T4 Polynucleotide Kinase    #201          10 units/u1

OTHER REAGENTS

1.      PIERCE                        Ultra-link                  53117B        100ml

2.      QIAGEN                        QIA prep 8 miniprep kit     27144

3.      INVITROGEN                    FastTrack 2.0 Kit           K1593-02

4.      STRATAGENE                    cDNA synthesis kit          200401

5.      PHARMACIA                     SizeSep(R) 400 column
                                      methyl dCTP                 27-4225-02

6.      DYNAL                         M-280 strepavidin beads     112.05 or
                                                                  112.06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT D

                              SIGNATURE SEQUENCING


ASSUMPTIONS FOR SIGNATURE SEQUENCING ANALYSES


1.      There are approximately 1,000,000 mRNA molecules per cell.

2. Messages expressed at levels below [ * ] per cell are likely within biological noise.

3. Technology should measure accurately relative abundances of messages expressed at, or above, [ * ] per cell.

4.      At least [ * ] are needed for such a measurement to be accurate.

5.      [ * ] are sequenced from each bead, with [ * ] being 100% accurate.


Therefore, Lynx' signature sequencing shall identify[ * ] sampled from a given mrna library. The [ * ] will be obtained in [ * ] yielding about [ * ] each.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT E

                               MAPPING MILESTONES


TECHNOLOGY MILESTONE

1. Successful conversion of cDNA library into library of transformed sequences corresponding to [ * ] sequences derived either by tandem, bipolar, or enzymatic manipulations.

2. Successful loading of [ * ] onto [ * ] and their reading by triplex decoders, such loadings consisting of [ * ].


CROP MAP CRITERIA

1. [ * ] base, ordered, nucleotide sequences, spaced [ * ] apart for low-resolution map (jumps over repetitive sequences).

2. [ * ] base, ordered, nucleotide sequences spaced [ * ] apart for high resolution map.

3. High resolution map assembles genes (ESTs) into clusters (or islands) anchored at multiple sites to the physical/genetic map.

4. Map need not be continuous. It may have multiple break-point islands and seas.

5. For the [ * ] genome, the map would be created both from random sequences and from sets of BAC clones, and would consist of [ * ] covering [ * ] of the genome.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                AMENDED EXHIBIT D
                  LYNX-DUPONT RESEARCH COLLABORATION AGREEMENT

                     REVISED SIGNATURE SEQUENCING MILESTONES
                                NOVEMBER 28, 1999

ASSUMPTIONS FOR SIGNATURE SEQUENCING ANALYSES

1.   There are approximately 1,000,000 mRNA molecules per cell.

2. Messages expressed at levels below [*] per cell are likely within biological noise.

3. Technology should measure accurately relative abundance of messages expressed at, or above, [*] per cell.

4.   At least [*] are needed for such a measurement to be accurate.

5.   [*] are sequenced from each bead, with at least [*] being 100% accurate.

Therefore

Based on the current level of technology, Lynx shall charge DuPont [*] per MPSS experiment for each mRNA or DNA sample submitted by DuPont for MPSS analysis, with the definition of an MPSS experiment as follows:

o    Delivery of at least [*].
o    Each [*] will be [*] with [*].
o    The [*] delivered will contain [*].

     FRAME DEFINITION:
     [*]

Also, should our cost ever drop below [*] so will your price according to [*].


     IN WITNESS WHEREOF, the Parties hereto have executed this amendment to the Agreement by their respective officers hereunto duly authorized.

LYNX THERAPEUTICS, INC.                 E.I. DUPONT DE NEMOURS AND CO.


By:  /s/ Norman Russell                 By:  /s/ John Pierce
   ------------------------------          ----------------------------

Its: President and CEO                  Its: Research Director
    -----------------------------           ---------------------------


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.